UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

AFFINITY NEDIAWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-150548	75-3265854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5460 Lake Road Tully, NY 13159
(Address of principal executive officers)

(315) 727-5788
(Registrant's Telephone Number, Including Area Code)

40 Norwood Ave, Suite 214 Moncton, NB Canada E1C 6L9
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Officer

On November 12, 2013 Cortland Communications LLC a Utah corporation held a special meeting and voted it “control Block” shares of Affinity Mediaworks Corporation and elected a new board of directors replacing Timo Strattner and Charles Van Houten. There were no disagreements with the company on any matters relating to the company’s operations, policies or practices.

Appointment of Directors and Officers

On November 12, 2013, pursuant to a written consent, the Board appointed Mark T. Gleason as Director Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary of the Company to replace some of the vacancies left by Timo Strattner’s and Charles Van Houten.  Mr. Gleason’s relevant business experience is below:

Mark T. Gleason, Director, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary

Appointment of Directors and Officers

Mark T. Gleason was appointed as our Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and sole Director on the closing date. The experience and business background description of each director and officer is as follows:

Mark T. Gleason, age 56, Director, CEO, CFO, and Secretary of the Company.

Mark T. Gleason is a graduate of Auburn Community College with an Associate’s Degree in Political Science. He was formerly President of MTG Communications, Inc.

Family Relationships

Mr. Gleason does not have family relationships with any of the officers or directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY MEDIAWORKS CORPORATION

Dated: November 13, 2013	By:	/s/ Mark T. Gleason
Mark T. Gleason, CEO, CFO, Secretary, Director